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                                                                     Exhibit 5.1

                                 Bae, Kim & Lee
                                 --------------

                                      Hankook Tire Bldg.
Telephone +82 2 3404 0000     647-15, Yoksam-dong, Kangnam-ku      www.BKL.co.kr
Facsimile +82 2 3404 0001           Seoul 135-723, Korea          mail@BKL.co.kr




Gmarket Inc.
8th Floor, LIG Tower
649-11 Yeoksam-Dong
Gangnam-Gu
Seoul 135-912
Korea

                                                                          , 2006
                                                                ----------


Ladies and Gentlemen:

     We have acted as special Korean counsel to Gmarket Inc. (the "COMPANY") in connection with the preparation and filing with the United States Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT") of the Company's registration statement on Form F-1 (the "REGISTRATION STATEMENT") relating to the offering, as set forth in the Registration Statement and the form of prospectus contained therein (the "PROSPECTUS"), of American Depositary Shares (the "ADSs"), each representing one share of the Company's common stock, par value Won 100 per share. The shares of the Company's common stock represented by the ADSs are hereinafter called the "SHARES".

     For the purposes of this opinion, we have examined all such laws and regulations of the Republic of Korea ("KOREA") as are relevant to the offer and sale of the Shares and the ADSs, the originals or copies, photocopies, certified or otherwise identified to our satisfaction, of all such corporate and official records of the Company and such other instruments and certificates of officers and representatives of the Company and of all such published records, regulations, certificates, rulings and orders of officials and agencies of the Government of Korea and of all such other agreements, documents and matters as we have considered necessary or desirable for this opinion including, inter alia, the following:

(i)     a copy of the Registration Statement;

(ii)    a copy of the articles of incorporation of the Company;

(iii)   a copy of the commercial registry extracts relating to the Company; and
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(iv)    a copy of the minutes of the meetings of the board of directors of the
        Company (x) dated December 27, 2004, and (y) dated [***].

     The opinions set out herein relate only to the laws of Korea as in force at the date hereof and are based upon the following assumptions:

(a)     the authenticity of all signatures, seals, stamps and markings;

(b) that all documents submitted to us as originals are authentic, complete and up-to date; all documents submitted to us as copies conform to the originals; and all statements (save for any statements in relation to Korean law or regulation) made in such documents are true and correct;

(c) that the statements in the official registries, records, certificates and any other documents issued by the Korean court or governmental or regulatory agency or body are true and correct;

(d) that the resolutions passed by the boards of directors of the Company, as described in the minutes referred to in paragraph (iv) above were duly passed at properly constituted meetings and that such resolutions have not been amended or rescinded;

(e) that the copies of the articles of incorporation of the Company and the commercial registry extracts referred to in paragraphs (ii) and (iii) above are true, complete, accurate and up-to-date;

(f) there is nothing in the law of any jurisdiction other than Korea which affects this opinion.

     As to any matters of fact material to the opinions expressed herein we have made no independent inquiry, and have relied solely upon certificates and statements of officers and other representatives of the Company.

     Based on the foregoing and subject to the reservations and qualifications set out below, we are of the opinion that:

(1) All outstanding Shares have been validly issued, fully paid and non-assessable.

(2) When the Shares to be issued by the Company as contemplated in the Registration Statement or pursuant to any registration statement related thereto filed by the Company with the Commission have been duly paid for by the purchasers thereof and registered with the competent corporate registry office, such Shares will be validly issued, fully paid and non-assessable.

(3) The statements set forth in the Registration Statement under the heading "Taxation--Korean Taxation," insofar as such statements purport to summarize Korean tax laws relating to the ADSs (as defined in the Registration Statement) and the Shares,
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        represent our opinion on the material Korean tax consequences to the non-resident holders of the ADSs (as described in the Registration Statement).

     This opinion is strictly limited to the matters addressed herein and may not be read as an opinion with respect to any other matter. This opinion is confined to and given on the basis of Korean law as currently in effect and we do not pass upon and we express no opinion in respect of those matters governed by or construed in accordance with the laws of any jurisdiction other than Korea.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby concede that we come within the category of person whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.



                                                     Yours faithfully,



                                                     Bae, Kim & Lee
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                                   Schedule A